EXHIBIT 10.4
CAPITAL CONTRIBUTION AGREEMENT
Contribution of Common Stock
     THIS IS A CAPITAL CONTRIBUTION AGREEMENT (this “Instrument”) by and between Jim Glavas, an individual (Shareholder”), and North American Natural Gas, Inc., a Washington corporation (the “Company”), effective as of July 24, 2008, and by which such parties, for good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, hereby agree as follows:
1. Background. Shareholder owns 21,670,000 shares of common stock (the “Common Stock”) of the Company.
2. Contribution. As a contribution to capital with respect to 300,000 shares of Common Stock that Shareholder will continue to own, Shareholder does hereby bargain, sell, give, grant, convey, transfer, set over and assign to the Company all of the Shareholder’s rights, title and interest in, to and under 21,370,000 shares of Common Stock.
3. Acknowledgment of Receipt. The Company acknowledges receipt of the contributed Common Stock as a capital contribution made by Shareholder with respect to his remaining Common Stock.
DULY EXECUTED and delivered by the parties effective as of the date first written above.

COMPANY:		SHAREHOLDER:

By: Name:	/s/ Jim Glavas Jim Glavas, President and Director	/s/ Jim Glavas Name: Jim Glavas